(COHEN MCCURDY LOGO)           Cohen McCurdy, Ltd.              440.835.8500
                               826 Westpoint Pkwy, Suite 1250   440.835.1093 fax
                               Westlake, OH 44145-1594

                               www.cohenmccurdy.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 157 to Registration Statement No. 2-67052 on Form N-1A of our report relating to the financial statements of Auxier Focus Fund (a series of Forum FUnds) and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Cohen McCurdy


Cohen McCurdy, Ltd.
Westlake, OH
December 9, 2004